UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2008

ISRAEL GROWTH PARTNERS ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51980	20-3233358

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation	File Number)	Identification No.)

Yahalom Tower, 3a Jabotinsky St., Ramat Gan, Israel	52520

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 972-9-9602049

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

        On September 12, 2008 Israel Growth Partners Acquisition Corp. (the “Company”) and FI Investment Group LLC (“FIIG”), the largest holder of shares of the Company’s $.0001 par value common stock, entered into an agreement (the “Agreement”) under which the Company, at the request of FIIG, agreed to propose to its stockholders, including the holders of its shares of $.0001 par value Class B common stock, as an alternative to dissolution, amendments to its certificate of incorporation allowing the Company to maintain its corporate existence and provide for the prompt distribution of the funds being held in trust for the benefit of the holders of Class B common stock in connection with the redemption of their Class B shares.

        The Company’s agreement to present this alternative to its stockholders was subject to obtaining from FIIG a commitment to extend a credit facility to provide the Company with additional financial support if the Company’s funds were insufficient to meet its on-going obligations for the next several months and the costs associated with the proposals which will be presented to the Company’s stockholders. As of September 12, 2008, the Company had approximately $310,000 of available funds for these obligations and costs.

        A copy of the agreement is attached to this Form 8-K as Exhibit 99.1. The above discussion is qualified in all respects by reference to the agreement.

Item 9.01 Exhibit

99.1	Agreement dated September 12, 2008, by and between the Company and FIIG

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 17, 2008	ISRAEL GROWTH PARTNERS ACQUISITION CORP. By: /s/ Dror Gad —————————————— Dror Gad Chief Financial Officer

INDEX TO EXHIBITS

Exhibit 99.1	Agreement dated September 12, 2008, by and between the Company and FIIG